                                                                  EXECUTION COPY

                                 SSSI AGREEMENT

                                    This SSSI Agreement (the "Agreement") is
                           dated as of October 10, 1996, and is entered into between TW Inc. (which will be renamed Time Warner Inc.), a Delaware corporation ("Holdco"), Liberty Media Corporation, a Delaware corporation ("LMC"), and Southern Satellite Systems, Inc., a Georgia corporation ("SpinCo"), and, with respect to Section 11(d), Section 11(f) and Section 11(g) only, Satellite Services, Inc., a Delaware corporation ("Satellite"). For purposes of this Agreement, LMC, SpinCo and, with respect to the above referenced Sections, Satellite, on the one hand are, collectively, a "Party" and Holdco on the other hand, individually, is a "Party". References to "Parties" is a collective reference to LMC, SpinCo and with respect to the above referenced Sections, Satellite, on the one hand, and Holdco, on the other.

                  WHEREAS Holdco, LMC and certain subsidiaries of LMC have entered into a Second Amended and Restated LMC Agreement dated as of September 22, 1995 (the "LMC Agreement"), which contemplates the Parties entering into this Agreement;

                  WHEREAS Holdco desires to acquire (a) from SpinCo the Contract Option (as defined in Section 2) and (b) from LMC and its Affiliates (as defined in Section 24) the non-competition agreement contemplated in Section 11(b)(ix);

                  WHEREAS Tele-Communications, Inc., a Delaware corporation ("TCI"), is required pursuant to the FTC Consent Decree (including the FTC Agreement in Principle) (each, as



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                                                                               2

defined in Section 24) to seek from the Internal Revenue Service the Letter Ruling (as defined in Section 24) with respect to the Spin-off (as defined in Section 24) of 100% of the shares of SpinCo;

                  WHEREAS as of the date hereof LMC directly owns all the outstanding common stock, par value $1.00 per share (the "Shares"), of SpinCo, which is engaged primarily in the Business;

                  WHEREAS, in connection with the Spin-off, LMC shall contribute all the capital stock of TCI Turner Preferred, Inc., a Colorado corporation ("TCITP"), to SpinCo, so that, as of immediately prior to the effectiveness of the Spin-off, TCITP will be a wholly owned subsidiary of SpinCo;

                  WHEREAS immediately prior to the Spin-off, TCITP will own, directly or indirectly, all voting securities of Holdco then owned beneficially or of record by LMC or any of its Controlled Affiliates (as defined in the LMC Agreement) and, if LMC is then a Controlled Affiliate of TCI, all voting securities of Holdco then owned beneficially or of record by TCI or any of its Controlled Affiliates, other than the Excluded Shares (as defined in the LMC Agreement);

                  WHEREAS this Agreement is being executed on the date of the closing of Holdco's acquisition of Turner Broadcasting System, Inc., but the Contract Option provided for in Section 2 will not be granted until the Grant Date (as defined in Section 2); and

                  WHEREAS capitalized terms used but not defined in any of the other Sections of this Agreement are defined in Section 24.


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                                                                               3

                  NOW, THEREFORE, it is agreed as follows:

                  1. Execution Date. (a) Holdco shall deliver to LMC (or its designee pursuant to Section 15) and SpinCo upon the execution of this Agreement (the "Execution Date"):

                  (i) An opinion of counsel to Holdco (which counsel may be an employee of Holdco), reasonably acceptable to LMC and SpinCo, addressed to LMC and SpinCo and dated the Execution Date, to the effect that:

                           (A) Holdco is a corporation duly organized, validly
                  existing and in good standing under the laws of its jurisdiction of incorporation and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Holdco has all requisite corporate power and authority to execute and deliver this Agreement, the Distribution Contract and the Registration Rights Agreement (as defined in the LMC Agreement) (collectively, the "Relevant Agreements"), to perform its obligations thereunder and to consummate the transactions contemplated hereby and thereby.

                           (B) The execution and delivery by Holdco of the
                  Relevant Agreements, the performance by Holdco of its obligations thereunder and the consummation by Holdco of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Holdco. Each of the Relevant Agreements has been duly executed and delivered by a duly authorized


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                                                                               4

                  officer of Holdco and constitutes the legal, valid and binding obligation of Holdco enforceable against Holdco in accordance with its terms (subject to all applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity, and except that the indemnification obligations set forth in Section 8 of the Registration Rights Agreement may be subject to considerations of public policy).

                           (C) The execution, delivery and performance by Holdco
                  of the Relevant Agreements do not conflict with or result in a violation of the General Corporation Law of the State of Delaware, or the certificate of incorporation or by-laws of Holdco.

                  (ii) The duly executed Registration Rights
         Agreement.

                  (b) On the Execution Date, Holdco shall execute and deliver to SpinCo, and SpinCo shall execute and deliver to Holdco, the Distribution Contract (the "Distribution Contract") in substantially the form of Exhibit 1 hereto. The Distribution Contract shall not become effective until the Contract Option provided for in Section 2 is exercised and closed.

                  2. Contract Option; Non-Competition Agreement. (a) Subject to and on the terms and conditions set forth in this Agreement (including Section 15(b)), SpinCo hereby agrees to grant to Holdco on the Grant Date the right and option (the "Contract Option"), which may be exercised at any time during the Exercise Period (as defined in Section 2(d)), to cause the effectiveness of the Distribution Contract. The "Grant Date" shall be five business days after the earliest of (i) receipt of the



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                                                                               5

Letter Ruling, (ii) the date on which TCI shall have been advised by the Internal Revenue Service, or TCI shall have notified Holdco in writing that it has determined, that it will not obtain the Letter Ruling and (iii) May 31, 1997, subject however, in the case of clauses (ii) and (iii) to the provisions of Section 15(b).

                  (b)  On the Grant Date, Holdco shall deliver:

                           (i) to SpinCo, in respect of the Contract Option,
                  4,166,667 fully paid and nonassessable shares of Series LMCN-V Common Stock of Holdco, having the terms set forth on Exhibit A to the LMC Agreement ("LMCN-V Common Stock");

                           (ii) to LMC (or its designee pursuant to Section 15),
                  in respect of LMC's noncompetition agreement with respect to itself and its Affiliates set forth in Section 11(b)(ix), (A) 833,333 fully paid and nonassessable shares of the LMCN-V Common Stock, and (B) $66,666,700 payable, at Holdco's option, in cash or fully paid and nonassessable shares of LMCN-V Common Stock (if the $66,666,700 is paid in LMCN-V Common Stock, the number of shares to be delivered in respect of such amount shall be equal to the quotient obtained by dividing (x) $66,666,700 by (y) the product of the Formula Number (as defined in the terms of the LMCN-V Common Stock) and the Current Market Price of the common stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock") on the Grant
                  Date); and

                           (iii) to LMC and SpinCo an opinion of counsel to
                  Holdco (which counsel may be an employee of Holdco), reasonably acceptable to LMC and SpinCo, addressed to LMC and SpinCo to the effect that the shares of LMCN-V Common Stock delivered by Holdco to LMC and SpinCo on such date have been duly



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                                                                               6

                  authorized and are validly issued, fully paid, nonassessable and are not subject to any preemptive rights.

                  (c) Notwithstanding any other provision of this Agreement, the obligation of Holdco to deliver the consideration provided for in this Section 2 on the Grant Date is absolute, and not subject to any right of setoff or counterclaim that Holdco may have or claim, and no consideration paid or delivered in respect of the Contract Option pursuant to this Section 2 shall be refunded or refundable, nor may any claim be made for the return thereof, in whole or in part, unless Holdco proves in a court of law that LMC and SpinCo did not at the Execution Date have all requisite corporate power to execute, deliver and perform its obligations, as applicable, under this Agreement and the Distribution Contract and such lack of power has not been cured.

                  (d) Holdco may exercise the Contract Option at any time during the period (the "Exercise Period") commencing on and including the Grant Date and ending on and including the Termination Date (as defined in Section 10(a)), by giving written notice of exercise (the "Exercise Notice") to SpinCo pursuant to Section 16.

                  (e) If the Contract Option is exercised, the consideration therefor shall be the amounts payable pursuant to Section 2 of the Distribution Contract.

                  (f) Each Party agrees to be bound by and act in accordance with the payment allocation set forth in Section 2(b) in the preparation and filing of all tax returns and in any proceeding before any tax authority. In the event that such payment allocation is disputed by a taxing authority, the Party receiving notice of the dispute shall promptly notify the other Party hereto of such dispute and keep such other Party informed with respect to all matters concerning such dispute.



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                                                                               7

                  3. Closing. The closing (the "Closing") of the exercise of the Contract Option shall occur as soon as practicable after such exercise, but in no event more than five business days following the satisfaction or waiver (to the extent waived by the Party entitled to do so) of the conditions to the Closing described in Sections 5, 6, 7, 8 and 9 (such date for the Closing being referred to as the "Closing Date"). On the Closing Date, the Distribution Contract shall become effective.

                  4.  Representations and Warranties as of Execution
Date.

                  (a) Each of LMC and SpinCo represents and warrants to Holdco, and Holdco represents to LMC and SpinCo, as of the Execution Date that:

                  (i) Such party has all requisite corporate power to execute, deliver and perform its obligations under each of the Relevant Agreements to which it is a party and such execution, delivery and performance have been duly authorized by all corporate action on its part required to be taken.

                  (ii) Each of the Relevant Agreements to which it is a party is such party's legal, valid and binding obligation, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by equitable principles of general applicability.

                  (iii) Neither the execution and delivery by such party of any of the Relevant Agreements to which it is a party, nor the performance of its obligations thereunder: (A) will violate or conflict with, or constitute a breach or default under, (1) the certificate of incorporation or by-laws of such Party, (2) any law, statute, regulation, rule, order or other



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                                                                               8

         enactment of any Governmental Entity (as defined in Section 24) applicable to such party, or (3) any agreement or instrument to which such party is a party or by which it is bound or affected, except for any violations, conflicts, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of any of the Relevant Agreements or on the material rights or ability of the other Party to realize the material benefits intended to be created by the Relevant Agreements, and except for any violations, conflicts, breaches or defaults as may be the result of actions taken by Holdco subsequent to effective date of the Distribution Contract, or (B) result in the creation or imposition of any lien or other encumbrance on any of its assets, except for liens or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of any of the Relevant Agreements or on the material rights or ability of the other party to realize the material benefits intended to be created hereby and thereby. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Entity or other third party is required to be obtained or made in connection with, as applicable, such party's execution, delivery and performance of the Relevant Agreements to which it is a party, except any thereof the failure of which to be obtained, given or made would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of any of the Relevant Agreements or on the material rights or ability of the other Party to realize the material benefits intended to be created hereby and thereby.



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                                                                               9

                  (b) LMC and SpinCo represent and warrant to Holdco as of the Execution Date that:

                  (i) Consolidated Return. As of the Execution Date, (A) each of LMC and SpinCo (and, if LMC shall have designated another person to receive the Section 2 payment pursuant to Section 15, such designated person) is a member of the same group of corporations filing a consolidated return for federal income tax purposes as the Liberty Subsidiaries (the "LMC affiliated group") and (B) except in connection with the Spin-off, none of LMC, TCITP, SpinCo or their respective affiliates (other than the holders of the Excluded Shares, as such term is defined in the LMC Agreement) has any current plan or intention (1) to transfer any Holdco equity securities held directly or indirectly by it immediately following the Execution Date (or to be acquired by it pursuant to this Agreement) (any such holder or acquirer, a "Holder") to any person that is not a member of the LMC affiliated group or (2) to cause any Holder to cease to be a member of the LMC affiliated group.

                  (ii) Investment Intent. The shares of LMCN-V Common Stock to be acquired by each of LMC and SpinCo pursuant to Section 2 will be acquired for its own account, for investment and not with a view to the distribution or resale thereof other than as contemplated in connection with the Spin-off or as contemplated by the Registration Rights Agreement (and except that LMC currently intends to transfer the shares of LMCN-V Common Stock that it so acquires to TCITP or a wholly-owned subsidiary of TCITP). Each of LMC and SpinCo understands that such shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or blue sky laws, by reason of their issuance in a transaction exempt from the registration requirements thereunder and may not be resold unless the subsequent



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                                                                              10

         disposition thereof is registered thereunder or is exempt from registration thereunder.

                  (c) Holdco represents and warrants to LMC and SpinCo as of the Execution Date that:

                  (i) The shares of LMCN-V Common Stock to be delivered as payment for the Contract Option and the non-competition agreement in
         Section 11(b)(ix) will as of their date of issuance be duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights.

                  (ii) Neither the execution and delivery by Holdco of this Agreement, the Distribution Contract and the Registration Rights Agreement nor the performance of its obligations hereunder and thereunder will result in the creation or imposition of any lien or other encumbrance on the shares of LMCN-V Common Stock to delivered as payment for the Contract Option and the non-competition agreement in
         Section 11(b)(ix).

                  (d) In addition to the representations and warranties of Holdco set forth in Section 4(c), the following representations and warranties of Time Warner Inc., a Delaware corporation ("Old TW"), are hereby incorporated by reference, with the same effect as if made in this Agreement by Holdco to LMC and SpinCo on and as of the Execution Date:

                  (i) the representations and warranties of Old TW contained in
         Section 3.02(a) of the Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995, as amended as of August , 1996 (the "Merger Agreement"), among Old TW, Holdco, Time Warner Acquisition Corp., TW Acquisition Corp. and Turner Broadcasting System, Inc., under the heading entitled "Organization, Standing and Corporate Power";



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                                                                              11

                  (ii) the representations and warranties of Old TW contained in
         Section 3.02(c) of the Merger Agreement under the heading entitled "Capital Structure";

                  (iii) the representations and warranties of Old TW contained in Section 3.02(e) of the Merger Agreement under the heading entitled "SEC Documents; Undisclosed Liabilities";

                  (iv) the representations and warranties of Old TW contained in
         Section 3.02(g) of the Merger Agreement under the heading entitled "Absence of Certain Changes or Events";

                  (v) the representations and warranties of Old TW contained in
         Section 3.02(h) of the Merger Agreement under the heading entitled "Litigation";

                  (vi) the representations and warranties of Old TW contained in
         Section 3.02(j) of the Merger Agreement under the heading entitled "Brokers"; and

                  (vii) the representations and warranties of Old TW contained in Section 3.02(k) of the Merger Agreement under the heading entitled "Taxes".

                  5. Representations and Warranties of Both Parties as of the Closing Date. If the Contract Option is exercised, it shall be a condition to the Closing (for the benefit of SpinCo) that, on and as of the Closing Date, each of the following representations and warranties, if qualified by materiality, shall be true and complete, or, if not so qualified, shall be true and complete in all material respects, with respect to Holdco, and it shall be a condition to the Closing (for the benefit of Holdco) that, on and as of the Closing Date, each of the following representations and warranties, if qualified by materiality,



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                                                                              12

shall be true and complete, or, if not so qualified, shall be true and complete in all material respects, with respect to LMC and SpinCo:

                  (a) Such party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) Such party has all requisite corporate power to execute, deliver and perform its obligations under each of the Relevant Agreements to which it is a party, and such execution, delivery and performance have been duly authorized by all corporate action on its part required to be taken.

                  (c) Each of the Relevant Agreements to which it is a party is such party's legal, valid and binding obligation, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by equitable principles of general applicability.

                  (d) Neither the execution and delivery by such party of each of the Relevant Agreements to which it is a party nor, except as set forth below the applicable party's name on Schedule 5(d) hereto, the performance of its obligations thereunder: (i) will violate or conflict with, or constitute a breach or default under, (A) the certificate of incorporation or by-laws of such party, (B) any law, statute, regulation, rule, order or other enactment of any Governmental Entity applicable to such party, or (C) any agreement or instrument to which such party is a party or by



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                                                                              13

which it is bound or affected, except for any violations, conflicts, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of any of the Relevant Agreements or on the material rights or ability of the other Party to realize the material benefits intended to be created by the Relevant Agreements or (ii) result in the creation or imposition of any lien or other encumbrance on any of its assets, except for liens or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of the Relevant Agreements or on the material rights or ability of the other Party to realize the material benefits intended to be created hereby and thereby. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Entity or other third party is required to be obtained or made in connection with, as applicable, such party's execution, delivery and any of the Relevant Agreements to which it is a party, except as set forth below the applicable party's name on
Schedule 5(d) hereto, performance of each of the Relevant Agreements to which it is a party, or on the material rights or ability of the other Party to realize the material benefits intended to be created hereby and thereby.

                  Without limiting the rights or obligations of either Party under any provision of this Agreement: (1) if the Contract Option is exercised, each Party shall promptly notify the other Party of any information that should be set forth below such Party's name on Schedule 5(c); (2) upon receipt of any such notice, Schedule 5(c) shall automatically be amended to incorporate such information under the name of such Party; and (3) it shall be a condition to the obligations of each Party to be performed hereunder on the Closing Date that such Party shall be reasonably satisfied with the contents of Schedule 5(c) (as so amended) set forth under the name of the other Party, to the extent such matters are materially different from the



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                                                                              14

matters set forth under the name of such other Party on Schedule 4(a)(iii).

                  6. (a) Representations and Warranties of SpinCo as of the Closing Date. If the Contract Option is exercised, it shall be a condition to Closing (for the benefit of Holdco) that, on and as of the Closing Date, each of the following representations and warranties of SpinCo, if qualified by materiality, shall be true and complete or, if not so qualified, shall be true and complete in all material respects, except in each case as shall be set forth in a letter (the "Disclosure Letter") from SpinCo to Holdco dated as of a date after the exercise of the Contract Option and not later than the date 10 days prior to the Closing Date:

                  (i) Consents. Except as set forth in Schedule 6(a)(i) to the Disclosure Letter, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to SpinCo in connection with (A) the execution, delivery and performance of this Agreement or the Distribution Contract by SpinCo or performance by SpinCo of its obligations hereunder or thereunder or (B) the conduct of the business of SpinCo following the Closing hereof, other than (1) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), if applicable, (2) those that may be required solely by reason of Holdco's (as opposed to any other third party's) participation in the transactions contemplated hereby, (3) those that will be obtained by the Closing and (4) those the failure of which to be obtained or made by the Closing would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ii) Financial Statements. (A) Attached to the Disclosure Letter as Schedule 6(a)(ii) are (1) the



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                                                                              15

         unaudited consolidated balance sheet of the Business (or, if prior to the Spin-off, of SpinCo) as of the end of the most recent fiscal period or calendar month prior to the date of the Disclosure Letter (the "Balance Sheet"), and (2) the unaudited consolidated statements of operating results and cash flows of the Business (or, if prior to the Spin-off, of SpinCo) for the period ended as of the end of the most recent fiscal period or calendar month prior to the date of the Disclosure Letter (the financial statements described above, the "Financial Statements").

                           (B) The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and on that basis fairly present (subject to normal, recurring year-end adjustments) the consolidated financial condition and results of operations of the Business (or of SpinCo) as of the date thereof and for the periods indicated.

                           (C) To the knowledge of SpinCo and, if prior to the Spin-off, LMC, as of the Closing Date, the Business (or, if prior to the Spin-off, SpinCo) does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), that are required by generally accepted accounting principles to be reflected on a consolidated balance sheet, except (1) as disclosed, reflected or reserved against in the Balance Sheet, (2) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement and (3) for Taxes.

                  (iii) Assets. Except as set forth in Schedule 6(a)(iii) to the Disclosure Letter, SpinCo owns or has sufficient rights to use under existing



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                                                                              16

         leases and license agreements all material properties, rights and assets reasonably necessary for the conduct of the Business as then conducted.

                  (iv) Contracts. Except as set forth in Schedule 6(a)(iv) to the Disclosure Letter:

                           (A) all material agreements, contracts, leases,
                  licenses, commitments or instruments of SpinCo, as of the Closing Date that are reasonably necessary for the conduct of the Business as then conducted (collectively, the "Contracts"), are valid, binding and in full force and effect and, as of the Closing Date, are enforceable by SpinCo in accordance with their terms, except as may be affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by equitable principles of general applicability; and

                           (B) SpinCo has, as of the Closing Date, performed in
                  all material respects all material obligations required to be performed by it under the Contracts and, as of the Closing Date, is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and no other party to any of the Contracts is to the knowledge of SpinCo, as of the Closing Date (with or without the lapse of time or the giving of notice, or both), in breach or default in any material respect thereunder, except in either such case for any such breach or default resulting from any action or omission by Holdco, Turner Broadcasting System, Inc. ("TBS") or any of their respective Affiliates, including without limitation any change in the programming service known as WTBS on the date of execution of this Agreement.



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                                                                              17

                  (v) Litigation. Except as set forth in Schedule 6(a)(v) to the Disclosure Letter:

                           (A) there are not, as of the Closing Date, any
                  pending lawsuits or claims with respect to the Business to which SpinCo or, if prior to the Spin- off, LMC has been contacted in writing by counsel for the plaintiff or claimant, against or affecting SpinCo or any of its properties, assets, operations or businesses as to which there is at least a reasonable possibility of adverse determination, that would have, if so determined, individually or in the aggregate, a Material Adverse Effect;

                           (B) to the knowledge of SpinCo and, if prior to the
                  Spin-off, LMC, as of the Closing Date, SpinCo is not a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Entity applicable to it or any of its material properties or assets, which relates to the Business or could result in a Material Adverse Effect;

                           (C) there is not pending against any other person, as
                  of the Closing Date, any material lawsuit or claim by SpinCo, which relates to the Business or which, if adversely determined, could result in a Material Adverse Effect; and

                           (D) as of the Closing Date, to the knowledge of
                  SpinCo and, if prior to the Spin-off, LMC, there is not any pending investigation of or proceeding by any Governmental Entity which relates to the Business and which if determined adversely could result in a Material Adverse Effect with respect to the Business or SpinCo.



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

                  (vi) Insurance. SpinCo, through one or more Affiliates, maintains or has the benefit (through TCI, LMC or otherwise) of policies of fire and casualty, liability and other forms of insurance (including self-insurance) in such amounts, with such deductibles and against such risks and losses as are, in its judgment, reasonable for the Business under the circumstances in which it is being conducted. Except as set forth in Schedule 6(a)(vi) to the Disclosure Letter:

                           (A) all such policies are in full force and effect,
                  all premiums due and payable thereon as of the Closing Date have been paid (other than retroactive or retrospective premium adjustments that may be required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancelation or termination as of the Closing Date has been received with respect to any such policy which has not been replaced prior to the date of such cancelation; and

                           (B) to the knowledge of SpinCo and, if prior to the
                  Spin-off, LMC, its activities and operations with respect to the Business, as of the Closing Date, have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies, except for any failures so to conform that could not, individually or in the aggregate, have a Material Adverse Effect.

                  (vii) Compliance with Applicable Laws. Except as set forth in
         Schedule 6(a)(vii), as of the Closing Date, SpinCo has not received any written communication during the past two years from a Governmental Entity that alleges that it or the Business is not in compliance in any material respect with any applicable statutes, laws, ordinances, rules, orders and regulations of any Government Entity, other than any such communications, alleging any failures to be in compliance that, if true, would not, individually or in the aggregate, have a Material Adverse Effect.

                  (viii) Licenses; Permits. Except as set forth in Schedule 6(a)(viii) to the Disclosure Letter, SpinCo possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets with respect to the Business and to carry on the Business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (ix) Absence of Changes or Events. Except as set forth in
         Schedule 6(a)(ix) to the Disclosure Letter:

                           (A) since the date of the Balance Sheet, there has
                  not been any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Business (or, if prior to the Spin-off, SpinCo); and

                           (B) since the date of the Balance Sheet, the Business
                  has been conducted in the ordinary course (in accordance with the Ordinary Course Guidelines) and in substantially the same manner as previously conducted except for such changes (in accordance with the Ordinary Course Guidelines) in the day-to-day operations of the Business as the management of SpinCo (or, if prior to the Spin-off, LMC and SpinCo), in the good faith exercise of their business judgment, shall from time to time determine to be in the best interests of the Business) and has made commercially reasonable efforts consistent with past practices to preserve the Business' relationships with customers, suppliers and others with whom SpinCo deals in connection with the Business.

                  (b) Certain Representations and Warranties of Holdco as of Closing Date. If the Contract Option is exercised, it shall be a condition to the Closing (for the benefit of SpinCo) that, on and as of the Closing Date, each of the following representations and warranties of Holdco, if qualified by materiality, shall be true and complete, or, if not so qualified, shall be true and complete in all material respects:

                  (i) Neither the execution and delivery by Holdco of this Agreement, the Distribution Contract and the Registration Rights Agreement nor the performance of its obligations hereunder and thereunder resulted in the creation or imposition of any lien or other encumbrance on the shares of LMCN-V Common Stock delivered by Holdco pursuant to Section 2 as payment for the Contract Option and the non-competition agreement in Section 11(b)(ix).

                  (ii) Old TW and Holdco have, collectively, filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission ("SEC") since December 31, 1993 (as such documents have been amended prior to the Closing Date, the "TW SEC Documents"). As of their respective dates, the TW SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such TW SEC Documents, and none of the TW SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later TW SEC Document. Except to the extent that information contained in any TW SEC Document has been revised or superseded by a later TW SEC Document, neither Old TW's Annual Report on Form 10-K for the year ended December 31, 1995, nor any TW SEC Document filed after December 31, 1995, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Old TW and Holdco included in TW SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Old TW or Holdco, as applicable, and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the TW SEC Documents, neither Holdco nor any subsidiary of Holdco has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Holdco and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect (as defined in the Merger Agreement).

                  (iii) Except as disclosed in any TW SEC Document, since the date of the most recent audited financial statements included in TW SEC Documents, Holdco has (or, if Holdco shall have not yet filed audited financial statements as part of the TW SEC Documents, each of Old TW and Holdco has) conducted its business only in the ordinary course, and there has not been:

                           (A) any change or effect (or any development that,
                  insofar as can reasonably be foreseen, is likely to result in a change or effect) which, individually or in the aggregate, has had or is likely to have, a Parent Material Adverse Effect;

                           (B) except for regular quarterly dividends not in
                  excess of $0.09 per share of Holdco Common Stock and the stated or required amount of dividends on any series of Parent Preferred Stock (as defined in the Merger Agreement), in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Holdco Common Stock or any series of Parent Preferred Stock;

                           (C) any split, combination or reclassification of
                  Holdco Common Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Holdco Common Stock;

                           (D) any damage, destruction or loss, whether or not
                  covered by insurance that has had or is likely to have a Parent Material Adverse Effect; or

                           (E) any change in accounting methods, principles or
                  practices by Holdco or any Material Parent Subsidiary (as defined in the Merger Agreement) materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                  (c) Representations and Warranties of Holdco Incorporated by Reference as of the Closing Date. In addition to the representations and warranties of Holdco set forth in Section 6(b), the following representations and warranties of Old TW are hereby incorporated by reference, with the same effect as if made in this Agreement by Holdco to SpinCo on and as of the Closing
Date:

                  (i) the representations and warranties of Old TW contained in
         Section 3.02(a) of the Merger Agreement under the heading entitled "Organization, Standing and Corporate Power"; and

                  (ii) the representations and warranties of Old TW contained in
         Section 3.02(j) of the Merger Agreement under the heading entitled "Brokers".

and it shall be a condition to the Closing (for the benefit of SpinCo) that each of the representations and warranties so incorporated by reference, if qualified by materiality, shall be true and complete, or if not so qualified, shall be true and complete in all material respects, on and as of the Closing Date.

                  7. Conditions to the Obligations of Each Party. The obligations of SpinCo and Holdco to consummate the

Closing are conditioned upon the satisfaction, prior to or on the Closing Date, of the following conditions:

                  (a) on the Closing Date, no action, proceeding or investigation commenced or brought by any U.S. Federal Government Entity shall be pending, the purpose of which is to set aside or modify in any material respect the authorizations of any of the transactions provided for in this Agreement and the Distribution Contract or to enjoin or prevent consummation of any of such transactions, nor shall any restraining order or preliminary or permanent injunction or other order issued by any court of competent jurisdiction or any other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby be in effect; and

                  (b) the receipt of any required regulatory approvals and authorizations and the making of all filings and the termination of all waiting periods required in connection with the Closing, with the understanding that, if the Contract Option is exercised, SpinCo will use its (or, if prior to the Spin-off, LMC and SpinCo will use their) commercially reasonable efforts to secure any required regulatory approvals and authorizations prior to the Closing; provided, however, that nothing in this Agreement shall require, Holdco or SpinCo (or any of their respective Affiliates) (i) to agree to, approve or otherwise be bound by or satisfy any condition of any kind referred to in the second or third sentences of Section 2.1(d) of the LMC Agreement or (ii) to agree to or enter into or be bound by any settlement or judgment.

                  8. Conditions to Obligation of Holdco. The obligation of Holdco to consummate the Closing is also subject to the satisfaction, prior to or on the Closing

Date, of each of the following additional conditions (unless waived by Holdco):

                  (a) Each of the Parties (other than Holdco) shall have performed in all material respects all its obligations hereunder which are required to be performed prior to the Closing Date.

                  (b) If prior to the Spin-off, Holdco shall have received a certificate from an officer of LMC (i) to the effect that LMC has complied, in all material respects, with all its obligations under this Agreement to be performed on or before the Closing Date, (ii) as to the incumbency of certain officers of LMC, (iii) as to the satisfaction of the conditions to Closing set forth in Section 5 (with respect to the representations and warranties of LMC contained therein) and Section 6(a) and (iv) attaching certified copies of SpinCo's certificate of incorporation and by-laws, as amended through and in effect on the Closing Date, together with all resolutions of LMC's board authorizing the transactions contemplated by this Agreement and the Distribution Contract.

                  (c) If prior to the Spin-off, Holdco shall have received an opinion of counsel to LMC (which counsel may be an employee of LMC and which counsel may be counsel to SpinCo), reasonably acceptable to Holdco, addressed to Holdco and dated the Closing Date, to the effect that:

                  (i) LMC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. LMC has all requisite corporate power and authority to execute and deliver the Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

                  (ii) The execution and delivery by LMC of the Agreement, the performance by LMC of its obligations thereunder and the consummation by LMC of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of LMC. The Agreement has been duly executed and delivered by a duly authorized officer of LMC and constitutes the legal, valid and binding obligation of LMC enforceable against LMC in accordance with its terms (subject to all applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity).

                  (iii) The execution, delivery and performance of the Agreement by LMC in accordance therewith does not conflict with or result in a violation of the Delaware Corporation Law or the Certificate of Incorporation or By-laws of LMC.

                  (d) Holdco shall have received a certificate from an officer of SpinCo (i) to the effect that SpinCo has complied, in all material respects, with all its obligations under this Agreement to be performed on or before the Closing Date, (ii) as to the incumbency of certain officers of SpinCo, (iii) as to the satisfaction of the conditions to Closing set forth in Section 5 (with respect to the representations and warranties of SpinCo contained therein) and
Section 6(a), and (iv) attaching certified copies of SpinCo's certificate of incorporation and by-laws as amended through and in effect on the Closing Date, together with all resolutions of SpinCo's board of directors authorizing the transactions contemplated by this Agreement and the Distribution Contract.

                  (e) Holdco shall have received an opinion of counsel to SpinCo (which counsel may be an employee of

SpinCo and may also be counsel to LMC and/or an employee of LMC), reasonably acceptable to Holdco, addressed to Holdco and dated the Closing Date, to the effect that:

                  (i) SpinCo is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. SpinCo has all requisite corporate power and authority to execute and deliver this Agreement and the Distribution Contract and to perform its obligations hereunder and thereunder.

                  (ii) The execution and delivery by SpinCo of this Agreement and the Distribution Contract and the performance by SpinCo of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of SpinCo. Each of this Agreement and the Distribution Contract has been duly executed and delivered by a duly authorized officer of SpinCo and constitutes the legal, valid and binding obligation of SpinCo enforceable against SpinCo in accordance with its terms (subject to all applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity).

                  (iii) The execution and delivery of this Agreement and the Distribution Contract by SpinCo, and the performance by SpinCo of its obligations hereunder and thereunder, does not conflict with or result in a violation of the corporate laws of the State of Georgia, or the Certificate of Incorporation or by-laws of SpinCo.

                  (f) The Program and Digitization Agreement attached hereto as
Exhibit 2 (the "Program and Digitization Agreement") shall be in full force and effect, subject to satisfaction of the conditions set forth therein.

                  (g) SpinCo shall have received any material third party consents, approvals and authorizations necessary to cause the effectiveness of the Distribution Contract.

                  (h) Subject to Section 15(b), if an Exercise Notice shall have been delivered on or prior to June 1, 1997, Holdco shall have received the Disclosure Letter from SpinCo at least 10 days prior to the scheduled Closing Date and shall be reasonably satisfied with the contents thereof and of all attachments thereto.

                  If an Exercise Notice shall have been delivered by Holdco after June 1, 1997, (i) Holdco shall have received, as contemplated by Section 11(b)(vii), the revised Disclosure Letter from SpinCo at least 10 days prior to the scheduled Closing Date and (ii) Holdco shall be reasonably satisfied with the contents of the revised Disclosure Letter and of all attachments thereto, to the extent (and only to the extent) that such contents and attachments differ in any material respect from the initial Disclosure Letter delivered to Holdco pursuant to Section 11(b)(vii), and provided that the incurrence by SpinCo, TCITP and/or any of their respective subsidiaries of indebtedness for borrowed money, whether or not secured (unless secured in contravention of Section 11(b)(vi)(C)), shall not be a reasonable basis for Holdco's dissatisfaction under this Section 8(h).

                  (i) Subject to Section 15(b), if an Exercise Notice shall have been delivered on or prior to June 1, 1997, Holdco shall be reasonably satisfied with the results of its due diligence investigation provided for in Section 11(b)(ii).

                  9. Conditions to Obligation of SpinCo. The obligation of SpinCo to consummate the Closing is also subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions (unless waived by SpinCo):

                  (a) Holdco shall have performed in all material respects all its obligations hereunder which are required to be performed prior to the Closing Date.

                  (b) No petition or similar document shall have been filed by or with respect to Holdco under any bankruptcy, insolvency or similar law.

                  (c) SpinCo shall have received an opinion of counsel to Holdco (which counsel may be an employee of Holdco), reasonably acceptable to SpinCo, addressed to SpinCo and dated the Closing Date, to the effect that:

                  (i) Holdco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Holdco has all requisite corporate power and authority to perform its obligations under this Agreement, the Distribution Contract and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby.

                  (ii) The performance by Holdco of its obligations under this Agreement, the Distribution Contract and the Registration Rights Agreement, and the consummation by Holdco of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Holdco. Each of this Agreement, the Distribution Contract and the Registration Rights Agreement constitutes the legal, valid and binding obligation of Holdco enforceable against Holdco in accordance with its terms (subject to all applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity, and except that the indemnification obligations set forth in Section 8 of the Registration Rights Agreement may be subject to considerations of public policy).

                  (iii) The performance by Holdco of this Agreement, the Distribution Contract and the Registration Rights Agreement does not conflict with or result in a violation of the General Corporation Law of the State of Delaware, or the certificate of incorporation or by-laws of Holdco.

                  (d) SpinCo shall have received a certificate from an officer of Holdco (i) to the effect that Holdco has complied, in all material respects, with all its obligations under this Agreement, the Distribution Contract and the Registration Rights Agreement, (ii) as to the incumbency of certain officers of Holdco, (iii) as to the satisfaction of the conditions to Closing set forth in
Section 5 (with respect to the representations and warranties of Holdco contained therein), Section 6(b) and Section 6(c), (iv) attaching all resolutions of Holdco's board of directors authorizing the transactions contemplated by this Agreement, and (v) any other customary matters as may be reasonably requested by SpinCo.

                  10. Termination. (a) Subject to the last two sentences of
Section 14 with respect to the survival of certain provisions, each of LMC's, SpinCo's and Holdco's rights and obligations under this Agreement (including with respect to the option granted hereunder, whether or not exercised) will terminate on the earliest to occur of the following:

                  (i) if Holdco shall deliver an Exercise Notice on or before June 1, 1997 (subject to extension as provided in Section 15(b)), the earlier of (A) the sixth anniversary of the Execution Date and (B) the conversion of WTBS to a copyright-paid programming service;

                  (ii) if Holdco shall deliver an Exercise Notice after June 1, 1997 (subject to extension as provided in Section 15(b)), but before the sixth anniversary of the Execution Date, 60 days after the date of such Exercise Notice; and

                  (iii) if Holdco shall not theretofore have delivered an Exercise Notice, the earlier of (A) the sixth anniversary of the Execution Date and (B) the conversion of WTBS to a copyright-paid programming service;

provided in each case that the Closing has not occurred on or prior to such earliest date (the "Termination Date"). Notwithstanding the foregoing, if (following the delivery of a timely Exercise Notice) as a result of any action or failure to act by any unrelated third party, including any Governmental Entity, the conditions to the Closing have not been satisfied in full on or prior to the Termination Date, the "Termination Date" shall be extended to the earlier of (i) five business days after the date as of which all such conditions have been satisfied in full and (y) the first anniversary of the date of such Exercise Notice.

                  (b) The termination of this Agreement will in no way limit any obligation or liability of any Party based on or arising from a breach or default by such Party prior to such termination with respect to any of its representations, warranties or agreements contained in this Agreement, the Distribution Contract or the Registration Rights Agreement.

                  11. Covenants. (a) Covenants of Each Party. If the Contract Option is exercised each of SpinCo (or, if prior to the Spin-off, LMC and SpinCo) and Holdco agree to use its commercially reasonable efforts to cause the conditions to the Closing described in Sections 7, 8 and 9 to be satisfied as promptly as practicable following such exercise.

                  (b)  Covenants of LMC and SpinCo.

                  (i) Disposition of Shares. During the period from the Execution Date through the earlier to occur of the Grant Date or the Termination Date, LMC shall not transfer or otherwise dispose of any of the Shares (other than a transfer of all, but not less than all, the Shares to any member of the affiliated group (within the meaning of Section 1504(a) of the Code) of which LMC is (at the time of such transfer or disposition) a member; provided that (A) such transferee is, at the time of such transfer or disposition, a Liberty Party (as defined in the LMC Agreement) and (B) the transferee agrees to be bound by this Agreement and the provisions of the Distribution Contract to the same effect as LMC); provided further that LMC shall be entitled to pledge or otherwise hypothecate the Shares in connection with the incurrence of bona fide indebtedness to the extent that the applicable pledgee of the Shares agrees to be bound by the terms of this Agreement.

                  (ii) Access. Subject to Section 15(b), (A) during the period from the Execution Date until and including June 1, 1997, and (B) during the sixty-day period following the delivery of any Exercise Notice (including an Exercise Notice delivered on or prior to June 1, 1997), LMC and SpinCo shall give Holdco and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, and subject to, as applicable, LMC's and SpinCo's obligations under any then existing confidentiality or non-disclosure agreements, to the personnel, properties, books and records of the Business to the extent in their possession or control, so that Holdco may confirm the satisfaction of all conditions precedent to its obligations to be performed hereunder on the Closing Date; provided, however, that such access does not unreasonably disrupt the normal operations of LMC or SpinCo. As against Holdco and its representatives, employees, counsel and accountants, each of LMC and SpinCo hereby waives any confidentiality or non-disclosure covenants contained for its benefit in any agreement concerning the Business (including any WTBS service agreements or arrangements) and it agrees to execute any acknowledgements with respect to such waiver as Holdco may reasonably request. Each of LMC and SpinCo agree to use commercially reasonable efforts in good faith to obtain all waivers and consents necessary under any existing confidentiality or non-disclosure agreement to afford full access to Holdco with respect to the Business; provided, however, that nothing in this Agreement shall require LMC or SpinCo (or any of their respective Affiliates) (x) to agree to any material modification or amendment to any agreement between any of them or any such Affiliate and any third party, or any other onerous or burdensome condition or requirement or
         (y) to make any payment of money or deliver any other consideration to any third party, as a condition to the receipt of any waiver or consent hereunder. On the Execution Date and upon Holdco's delivery of the Exercise Notice, SpinCo shall also give Holdco a list of the WTBS Distributors (as defined in Section 24). During the period from the Execution Date through the earlier to occur of the Closing Date or the Termination Date, if SpinCo proposes to enter into any agreement with a WTBS Distributor or other third party, which agreement will contain a confidentiality or non- disclosure covenant relating to the existence, terms and/or conditions of any material agreement to which it is or will be a party, or any other material matter relating to the Business, SpinCo shall use commercially reasonable efforts in good faith to negotiate a provision in such agreement or covenant to permit it to disclose the matters subject to such confidentiality or non-disclosure agreement to Holdco and its representatives, employees, counsel and accountants; provided, however, that nothing in this Agreement shall require LMC or SpinCo (or any of their respective Affiliates) (x) to agree to any material concession, condition or other provision in any agreement that, in their good faith business judgment, is in any respect materially less favorable to it or the Business than the comparable provision that could have been negotiated by it if this sentence did not apply or (y) to make any payment of money or deliver any other consideration to any third party, as a condition to receipt of any provision permitting any disclosure to Holdco or any such other person.

                  (iii) Ordinary Conduct. During the period from the Execution Date through the earlier to occur of the Closing Date or the Termination Date, SpinCo shall operate the Business in the ordinary course in substantially the same manner as currently conducted except for such changes in the day-to-day operations of the Business as the management of SpinCo (or, if prior to the Spin-off, the management of LMC and SpinCo), in the good faith exercise of their business judgment, shall from time to time determine to be in the best interests of the Business. In that connection, SpinCo shall use its commercially reasonable efforts to preserve the Business' relationships with customers, suppliers and others with whom SpinCo deals with respect to the Business. In addition, SpinCo shall not take any action that could reasonably be expected to materially impair the business, assets and financial condition of the Business at the time of the effectiveness of the Distribution Contract (provided that SpinCo shall be permitted to discontinue the operations of the Business if because of an act of God, significant change in law or other occurrence, it would not be commercially reasonable to continue such operations). In connection, with its obligation to operate in the ordinary course, SpinCo shall not cease to be a private carrier with respect to the Business, as conducted domestically in the U.S., without the prior written consent of Holdco, which shall not unreasonably be withheld or delayed; provided, however, that such consent may be withheld by Holdco in its sole discretion if it determines that such action impairs the availability of the exception under 17 U.S.C. ss.111(a)(3). Holdco agrees that it and its Affiliates will not assist any third party in competing against SpinCo in uplinking the WTBS broadcast signal.

                  (iv) [Reserved.]

                  (v) Insurance. At all times during the period from the Execution Date through the earlier of the Closing Date and the Termination Date, SpinCo shall maintain in full force and effect (through one or more Affiliates or otherwise), insurance policies meeting the requirements of Section 6(a)(vi).

                  (vi) Mergers; Business Transfer; Security Arrangements. (A) SpinCo shall not merge with another corporation or other entity unless SpinCo is the surviving entity in such merger or the surviving entity delivers to Holdco prior to such merger an agreement (in form and substance reasonably satisfactory to Holdco and its counsel) pursuant to which it agrees to be bound by the terms of this Agreement and the Distribution Contract.

                           (B) SpinCo shall not sell, transfer or otherwise
                  dispose of the Business (other than any security interest granted in connection with a SpinCo financing covered by clause (C) below) unless (1) Spinco sells, transfers or otherwise disposes of the Business in its entirety and (2) the entity or person so acquiring the Business prior to such acquisition delivers to Holdco an agreement (in form and substance reasonably satisfactory to Holdco and its counsel) pursuant to which it agrees to be bound by the terms of this Agreement and the Distribution Contract.

                           (C) SpinCo shall not grant or permit to exist any
                  lien or other security interest on the assets of the Business (including the Distribution Contract and its WTBS service agreements) in connection with any SpinCo financing unless the secured party or parties prior to any such grant agree in writing, for the benefit of Holdco, that (1) any foreclosure or sale of the Business shall involve the foreclosure or sale of the Business in its entirety and (2) as a condition to such foreclosure or sale, the entity or person so acquiring the Business shall be required to deliver to Holdco, prior to such acquisition, an agreement (in form and substance reasonably satisfactory to Holdco and its counsel) pursuant to which it agrees to be bound by the terms of this Agreement and the Distribution Contract.

                           (D) In the event that SpinCo or, prior to the
                  Spin-off, LMC receives any proposal with respect to, or determines to enter into any transaction involving, any of the events described in this paragraph (vi), SpinCo and LMC shall promptly notify Holdco thereof.

                  (vii) Disclosure Letter and Closing Schedules. If, subject to
          Section 15(b), Holdco delivers an Exercise Notice on or prior to June 1, 1997, SpinCo shall as soon as practicable after such delivery (and in any event not later than 10 days prior to the Closing Date) prepare and deliver to Holdco the Disclosure Letter and all required schedules to this Agreement that have not previously been delivered. If Holdco shall have not





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
         delivered an Exercise Notice on or prior to June 1, 1997, SpinCo shall as soon as practicable after such date (but in any event not later than June 16, 1997) deliver to Holdco the Disclosure Letter and all required schedules to this Agreement as of such date. If thereafter Holdco delivers an Exercise Notice, Spinco shall as soon as practicable after such delivery (and in any event not later than ten days prior to the Closing Date) prepare and deliver to Holdco a revised Disclosure Letter and all required schedules to this Agreement that have not previously been delivered.

                  (viii) Supplemental Disclosure. SpinCo shall promptly notify Holdco of, and furnish Holdco any information it may reasonably request with respect to, the occurrence to its knowledge of any event or condition or the existence to its knowledge of any fact that causes any of the conditions to Holdco's obligation to cause the effectiveness of the Distribution Contract not to occur; provided, however, that no such notification shall be required with respect to any representation or warranty of LMC or SpinCo hereunder prior to delivery of the Disclosure Letter.

                  (ix) Restricted Activities; SpinCo Obligations. Each of LMC and SpinCo covenants and agrees with Holdco as follows:

                  (A) During the period from the Execution Date through the earlier of the Closing Date and the Termination Date, each of LMC and SpinCo shall not (and each shall cause its Affiliates not to) engage in the Business, other than through SpinCo.

                  (B) If the Closing Date occurs, during the period from the Closing Date through the fifth anniversary of the termination of the last service agreement between SpinCo and any MVPD (as defined in Section 24), LMC shall not, and shall cause its Affiliates not to, engage in the Business (other than through SpinCo). If the Closing Date occurs, during the period from the Closing Date through the Termination Date (as defined in the Distribution Contract) LMC shall not, directly or indirectly (including through any Affiliate), solicit any MVPD to terminate carriage of the WTBS programming service (including the programming of the broadcast television SuperStation known on the Execution Date as WTBS and any cable programming network established as the successor thereto) or, except as contemplated by the Distribution Contract, to terminate any service agreement with SpinCo with respect to such programming service; provided, however, that the provisions of this sentence shall not apply with respect to any MVPD that enters into a WTBS programming agreement with Holdco. By way of example, and without limiting the generality of the foregoing, it is understood that the offering of WTBS as a distant broadcast signal (other than through SpinCo) violates the restrictions of this subparagraph (B).

                  Anything contained herein to the contrary notwithstanding, Holdco acknowledges (I) that LMC and its Affiliates represent numerous programming services that are marketed, distributed and sold to MVPDs on a continuous basis, in competition with WTBS and other programming services, (II) that due to limited channel capacity, an MVPD must often terminate an existing programming service carried by such MVPD in order to carry a new programming service, and (III) that activities conducted by LMC and its Affiliates in connection with the marketing of programming services that compete with WTBS shall not be construed to violate LMC's covenant in this Section, even if an MVPD terminates carriage of WTBS to carry a programming service marketed by LMC or any of its Affiliates, unless LMC or such Affiliate shall have urged or induced such MVPD to drop WTBS.

                  (C) If the Closing Date occurs prior to the consummation of the Spin-off, then, so long as SpinCo is LMC's Controlled Affiliate (as defined in the LMC Agreement), LMC shall cause SpinCo to comply with its obligations under this Agreement and the Distribution Contract, including the provisions of Section 3 thereof.

                  (D) If the Closing Date occurs, then prior to and after consummation of the Spin-off, LMC shall provide Holdco and its representatives reasonable access, on a basis comparable to the access provided by SpinCo pursuant to Section 2(d) of the Distribution Contract, to any records of LMC relating to the Business prior to the Spin-off to confirm amounts payable to SpinCo after the Closing Date pursuant to the Distribution Contract.

                  (c) Confidentiality. Until the Closing Date (or if the Closing does not occur, until the second anniversary of the Termination Date) Holdco agrees to use the same efforts that it uses with respect to its own confidential and proprietary information to retain in strict confidence all proprietary and confidential information concerning the Business or SpinCo which is conveyed to it by LMC, SpinCo or any of their Affiliates, or any representative of LMC, SpinCo or any of their Affiliates ("Confidential Information"). Notwithstanding the foregoing, the term "Confidential Information" does not include: (i) information which is, at the time of its disclosure to Holdco or any Affiliate of Holdco or their respective representatives, already in Holdco's, its Affiliates' or their representatives' possession (without violation, to Holdco's knowledge, of any legally enforceable confidentiality agreement with LMC, SpinCo or any of their Affiliates relating to such information), (ii) information which is or becomes available to the public other than as a result of a disclosure by Holdco or any Affiliate of Holdco or their respective representatives, (iii) information which was or becomes available to Holdco or any Affiliate of

Holdco or their respective representatives on a non-confidential basis from a source other than LMC, SpinCo, any of their Affiliates or their respective representatives (provided that information contained in any agreement with respect to the Business obtained solely as a result of the confidentiality waiver in Section 11(b)(ii) shall not be considered to be obtained on a non-confidential basis); provided that such source was not known by Holdco to be bound by the terms of a legally enforceable confidentiality agreement with LMC, SpinCo or any of their Affiliates relating to such information, (iv) information which is information that is independently developed by Holdco or its Affiliates or their respective representatives or (v) any oral information, unless such information is stated to be proprietary and confidential at the time of disclosure and such statement and information is summarized in writing within 30 days after such disclosure. In the event that Holdco, any of its Affiliates or any of their respective representatives is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, it is agreed that Holdco will provide SpinCo and, prior to the Spin-off, LMC with prompt notice of any such request or requirement (written if practical) so that LMC and/or SpinCo may seek at its own expense an appropriate protective order or waive Holdco's compliance with the provisions of this
Section 11(c). If, failing the entry of a protective order or the receipt of a waiver hereunder, Holdco, any of its Affiliates or any of their respective representatives is, in the opinion of its counsel, compelled to disclose any Confidential Information, Holdco or such Affiliate or representative may disclose that portion of any Confidential Information which its counsel advises that it is compelled to disclose and will upon written request and at the expense of LMC and/or SpinCo use reasonable efforts to cooperate in LMC's and/or SpinCo's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to that portion of such Confidential

Information which is being disclosed. Holdco will use the Confidential Information only in connection with its due diligence review of the Business and SpinCo, as contemplated by this Agreement and will not otherwise use it in its business or disclose it to others, except to its employees, representatives and Affiliates (and their employees and representatives) who require such Confidential Information to perform their duties in connection with, or exercise Holdco's rights under, this Agreement and agree not to disclose or use such Confidential Information except as provided herein. Holdco agrees that it shall be responsible for any breach of this Section 11(c) by such persons. In the event that the Closing does not occur under this Agreement, Holdco shall, at its option, either (i) return all Confidential Information provided or made available to it hereunder relating to the Business and SpinCo, whether in written, computer-readable or other form, together with all copies thereof in the possession of Holdco or (ii) destroy all such Confidential Information and certify such destruction to LMC and SpinCo; provided, however, that Holdco's sole obligation with respect to the disposition of any internal notes, memoranda or other materials prepared by it that incorporate any Confidential Information shall be to redact or otherwise expunge all such Confidential Information from such materials.

                  (d) Covenant by Satellite Relating to Carriage of WTBS. During the period from the Execution Date through the earlier of the Closing Date and the Termination Date, provided that Holdco or any Managed Subsidiary of Holdco then owns the programming service currently known as "WTBS" (as it may be renamed in the future) ("WTBS"), Satellite shall cause each of its affiliates (as such term is defined in Section 1(a) of Satellite's existing affiliation agreement, dated as of July 15, 1992, with The Cartoon Network, Inc., a copy of the pertinent provisions of which was attached to a letter dated as of October 2, 1995, from Baker & Botts, L.L.P., counsel to LMC, to Peter R. Haje, the general counsel of Holdco) (and each affiliate of any other intermediary (as contemplated by the second sentence of the definition of "Business" in Section 24(b))) that carries WTBS, and each other entity to which Satellite (or such other intermediary) provides (or arranges for the provision of) the WTBS signal, to carry the WTBS signal transmitted by SpinCo (provided that SpinCo is able to transmit such signal), it being understood that nothing in this Agreement shall prohibit any such affiliate or other person or entity from deleting carriage of the WTBS signal transmitted by SpinCo, provided that upon such deletion such affiliate or other person or entity does not carry the WTBS signal from any other source (it being understood that nothing in this Section 11(d) shall limit the effects of the "HITS" provisions of the Program and Digitization Agreement with respect to the carriage of the WTBS signal, or the rights and obligations of the parties thereunder, when those provisions become effective in accordance with their terms).

                  (e) Acknowledgement by SpinCo and LMC. Each of SpinCo and LMC acknowledges and agrees for itself and each of its Affiliates that, from and after the closing of the Mergers (as defined in the LMC Agreement), (i) Holdco intends to (and may) communicate directly with MVPDs (including MVPDs that are WTBS Distributors) regarding the transformation of WTBS into a copyright-paid, satellite delivered, twenty-four-hour-per-day cable television programming service and (ii) Holdco intends to (and may) communicate with WTBS Distributors about (x) the terms of a new WTBS distribution contract or arrangement directly with Holdco or any of its Managed Subsidiaries (conditioned on transformation of WTBS to such a copyright-paid service) and (y) the possible termination of their existing contracts or arrangements with SpinCo (upon transformation of WTBS to a copyright-paid service), and Holdco intends to (and may) enter into agreements with WTBS Distributors with respect to the foregoing (conditioned upon the transformation of WTBS to a copyright-paid service), all without creating any liability to SpinCo, LMC or any of their respective Affiliates. Neither Spinco, LMC nor any of their respective

Affiliates will discourage any MVPD from engaging in any such conversations or negotiations with Holdco or its Affiliates with respect to the converted WTBS program service or discourage any MVPD from entering into any such contracts or arrangements with respect to the converted WTBS program service.

                  (f) Holdco's Right to Assign Program and Digitization Agreement to Managed Subsidiaries. LMC, SpinCo and Satellite hereby acknowledge and agree that, from and after the closing of the Mergers (as defined in the LMC Agreement), the rights (but not the obligations) of TBS under the Program and Digitization Agreement with respect to the carriage of the copyright-paid WTBS service may be assigned to any Managed Subsidiary, provided that any such assignment shall terminate if the assignee ceases to be a Managed Subsidiary. This Section 11(f) shall survive the exercise of the Contract Option and any termination of this Agreement.

                  (g) Non-Exclusive Right to Digitize, Compress and Reuplink. Reference is made to the "HITS" provisions of the Program and Digitization Agreement. The Parties hereby consent to any action taken by Satellite during the term of this Agreement that would be permitted by such provisions of the Program and Digitization Agreement, as if such agreement were then in effect with respect to WTBS prior to its conversion to a copyright-paid service and (i) all references therein to "TBS" referred to SpinCo, (ii) all references therein to "TBS services" referred to WTBS, and (iii) the reference in the third line to "licensed by TBS" meant "authorized by SpinCo pursuant to contractual relationships". In that connection, and on the same basis, Satellite shall comply with the obligations required to be performed by Satellite in such "HITS" provisions.

                  12.  [Reserved.]

                  13.  [Reserved.]

                  14. Survival. The representations, warranties and agreements of the Parties in this Agreement and in the other documents and instruments to be delivered by any Party pursuant to this Agreement will continue in full force and effect from the time made or deemed to have been made until the Closing, whereupon such representations, warranties and agreements shall terminate. Notwithstanding any other provision of this Agreement, the tax representations and warranties in Section 4(b)(i), and the representations and warranties of Holdco contained in Sections 4(c)(i) and (ii) and Sections 6(b)(i) and (ii) shall survive the Execution Date, the Closing and the termination of this Agreement pursuant to Section 10 and shall continue in full force and effect indefinitely. In addition, the provisions of Section 2(f) and Section 11(b)(ix) shall survive the Execution Date, the Closing and the termination of this Agreement pursuant to Section 10 and shall survive in accordance with their terms.

                  15. Parties Obligated and Benefited; LMC's Right to Designate Recipient; Other Transaction. (a) Subject to the limitations set forth below, this Agreement will be binding upon the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party will assign any of its rights or delegate any of its duties under this Agreement or the Distribution Contract, except: (i) LMC may assign (without the consent of Holdco) any of its rights (including, without limitation, the right to receive the Section 2 payment for the non-competition agreement in Section 11(b)(ix) to any person that, at the time of such assignment (and, in the case of any such person designated to receive such payment, at the payment date), is (A) a Liberty Party (as defined in the LMC Agreement) and (B) a member of the affiliated group (within the meaning of Section 1504(a) of the Code) of which LMC is (at such time) a member; (ii) by operation of law; and (iii) with respect to any merger of SpinCo or sale or disposition of the Business, in each case, permitted under
Section 11(b)(vi).

                  (b) If, as contemplated by Section 2, the Letter Ruling shall have not been obtained by May 31, 1997 or TCI shall have been advised or have determined that it will not obtain the Letter Ruling (or, that it will not obtain the Letter Ruling unless TCI and the other parties thereto agree to changes in the transactions contemplated by the LMC Agreement and the Additional Agreements (as defined in the LMC Agreement) or any other conditions imposed as a prerequisite by the Internal Revenue Service), the Parties agree that (i) notwithstanding the provisions of Section 2, the Grant Date shall be postponed for 30 days during which period the Parties shall mutually endeavor in good faith to negotiate the consummation of a transaction that is more tax efficient to both Parties and (ii) the references to June 1, 1997, in this Agreement (including as they relate to the definition of the Termination Date, Holdco's delivery of an Exercise Notice, Holdco's conditions to Closing, Holdco's access to the Business and SpinCo's delivery of the Disclosure Letter and related schedules) shall be automatically extended to the date, if later than June 1, 1997, that is five days after the termination of the discussions contemplated by this Section 15(b).

                  16. Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, postage prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

                  If to Holdco:

                  Time Warner Inc.
                  75 Rockefeller Plaza
                  New York, New York 10019

                  Attention:  President
                  with a copy similarly addressed to the attention of General Counsel with a copy (which shall not constitute notice) to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019

                  Attention:  William P. Rogers, Jr., Esq.

                  If to LMC:

                  Liberty Media Corporation
                  8101 East Prentice Avenue
                  Suite 500
                  Englewood, Colorado 80111

                  Attention:  President
                  with copies (which shall not constitute notice) to:

                  Stephen M. Brett, Esq.
                  General Counsel
                  Tele-Communications, Inc.
                  Terrace Towers II
                  5619 DTC Parkway
                  Englewood, Colorado 80111-3000

                  and

                  Baker & Botts, L.L.P.
                  599 Lexington Avenue
                  Suite 2800
                  New York, New York 10022

                  Attention: Elizabeth Markowski, Esq.

                  If to SpinCo:

                  Southern Satellite Systems, Inc.
                  8101 East Prentice Avenue
                  Suite 500
                  Englewood, Colorado 80111

                  Attention:  President
                  with copies (which shall not constitute notice) to:

                  Stephen M. Brett, Esq.
                  General Counsel
                  Tele-Communications, Inc.
                  Terrace Towers II
                  5619 DTC Parkway
                  Englewood, Colorado 80111-3000
                  (but only prior to the Spin-off)

                  and

                  Baker & Botts, L.L.P.
                  599 Lexington Avenue
                  Suite 2800
                  New York, New York 10022

                  Attention: Elizabeth Markowski, Esq.

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 16. All notices will be deemed to have been received on the date of delivery or on the fifth business day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

                  17. Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

                  18. Interpretation. The section captions of this Agreement are for convenience only and do not constitute a part of this Agreement. When a reference is made in this Agreement to a Section or Exhibit such reference shall be to a Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  19. Choice of Law. This Agreement and the rights of the Parties under it will be governed by and construed in all respects in accordance with the laws of the State of New York applicable to contracts made and performed wholly therein.

                  20. Time. If the last day permitted for the timing of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a business day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding business day.

                  21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute a single instrument.

                  22. Entire Agreement. This Agreement (including all Exhibits and Schedules attached to this Agreement, the Distribution Contract, the Registration Rights Agreement, the LMC Agreement and the agreements referenced herein and therein, each of which shall be deemed to constitute a part of this Agreement) contains the entire agreement of the Parties, and supersedes all prior oral or written agreements and understandings with respect to the subject matter hereof. This Agreement may not be amended or modified except by a writing signed by the Parties.

                  23. Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in any jurisdiction, as to such jurisdiction, will be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of the Agreement in any other jurisdiction, and in the event any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision will be reformed with respect to, and enforced as fully as possible in, such jurisdiction, consistent (to the extent possible) with the purposes and intents of the parties expressed herein.

                  24. Certain Definitions. As used in this Agreement, the following terms have the corresponding meanings:

                  (a) An "Affiliate" of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "Business" means the business of uplinking and distributing to MVPDs the signal of the television station broadcasting on the date hereof in Atlanta, Georgia under the call letters WTBS, and any successor over-the-air television station in Atlanta, Georgia that broadcasts substantially similar programming as WTBS following its conversion to a copyright-paid programming service (as such converted service may be renamed); provided that the Business shall refer to the business of uplinking and distributing only one such broadcast television station at any one time. Anything contained herein to the contrary notwithstanding, neither (i) the existence of an agreement between SpinCo or any unrelated third party and any intermediary (such as Satellite and/or Netlink USA) pursuant to which such intermediary arranges for the WTBS signal transmitted by SpinCo or such unrelated third party to be received by an "affiliate" of such intermediary as defined in Section 11(d) of this Agreement (or an analogous definition, if the intermediary is not Satellite), and any other person to whom such intermediary is authorized to arrange for the transmission of such signal, as contemplated by Section 11(d), nor (ii) any activities by any intermediary of the type contemplated by Section 11(g) hereof, shall in itself (A) cause such an intermediary to be construed as engaging in the "Business" as defined herein or (B) cause such an intermediary to be in violation of the restrictions of Section 4 pursuant to the last sentence of the first paragraph thereof;

                  (c) "Current Market Price", as of any date, means the average of the daily closing prices for the shares of the Holdco Common Stock for the 20 trading day period ending on the full trading day immediately prior to the date in question, appropriately adjusted to take into account any stock dividends, splits, reverse splits, combinations and the like, the ex-dividend date or effective date for which occurs during (but after the first day of) such 20 trading day period. The closing price for each trading day shall be the last reported sale price on such day (or if no such reported sale takes place on such day, the average of the reported closing bid and asked prices) of the Holdco Common Stock (regular way) as shown on the Composite Tape of the New York Stock Exchange;

                  (d) "FTC Agreement in Principle" means the Agreement in Principle with FTC Staff re: Consent Order dated July 16, 1996, entered into by the Federal Trade Commission, Holdco and TCI;

                  (e) "FTC Consent Decree" means the Agreement Containing Consent Order (including the FTC Agreement in Principle, the "ACCO") dated as of August , 1996, with the Federal Trade Commission, together with the Order issued in connection with the ACCO;

                  (f) "Governmental Entity" means a court, administrative agency or commission or other governmental authority or instrumentality;

                  (g) "Holdco Common Stock" means the Common Stock, $.01 par value, of Holdco;

                  (h) "Letter Ruling" means a letter ruling from the Internal Revenue Service (i) to the effect that, at the time thereof, the Spin-off shall constitute a tax free distribution under Section 355 of the Internal Revenue Code of 1986, as amended, and (ii) that is otherwise acceptable to Holdco and TCI;

                  (i) "Liberty Subsidiaries" means TCI Turner Preferred, Inc., Liberty Broadcasting, Inc., United Cable Turner Investment, Inc. and Communication Capital Corp.;

                  (j) "Managed Subsidiary" means, as to Holdco, an Affiliate of Holdco (i) in which Holdco has, directly or indirectly, a majority ownership interest and (ii) as to which Holdco has day-to-day management control, specifically including, without limitation, as of the date hereof, Time Warner Entertainment Company L.P. and Time Warner Entertainment/ Advance Newhouse Partnership;

                  (k) "Material Adverse Effect" means, as to any person, a material adverse effect on the business, assets, financial condition or results of operations of such person and its consolidated subsidiaries, taken as a whole, or on the ability of such person to perform its obligations under any of the Relevant Agreements to which it is a party;

                  (l) "MVPDs" means all cable, MMDS, LMDS, TVRO, DBS, video dial tone and/or other distributors of multichannel video programming by any means;

                  (m) "Ordinary Course Guidelines" means the general guidelines with respect to the operation of the Business of SpinCo as set forth on Exhibit 3 hereto;

                  (n) "Spin-off" means the distribution by TCI of 100% of the capital stock of SpinCo to holders of record of

TCI's Tele-Communications, Inc. Series A Liberty Media Group Common Stock and Tele-Communications, Inc. Series B Liberty Media Group Common Stock;

                  (o) "Taxing Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  (p) "Tax" shall mean any Federal, state, local and foreign taxes and assessments, including all interest penalties and additions imposed with respect to such amounts; and

                  (q) "WTBS Distributors" means those persons and entities with whom SpinCo has an affiliate agreement or other arrangement or agreement for the distribution of WTBS.

                  25. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the States of Colorado, Delaware or New York, or in Delaware or Colorado state court (in addition to any other remedy to which they are entitled at law or in equity). In addition, each of the Parties hereto (a) hereby consents and submits itself to the non-exclusive personal jurisdiction of any Federal court located in the States of Colorado, Delaware and New York or any Delaware or Colorado state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                  26. No Unauthorized Transfer of Control. Nothing in this Agreement or the Distribution Contract shall, nor shall be construed to, constitute a transfer of control of the licenses held by SpinCo and its subsidiaries without prior approval by the Federal Communications Commission ("FCC") of the transfer of all such licenses issued by the FCC to SpinCo and its subsidiaries. SpinCo shall at all times retain full, exclusive and absolute control of the licensed facilities as well as ultimate responsibility for the operation of the FCC licensed facilities pursuant to all applicable rules and policies of the FCC and the Communications Act of 1934, as the foregoing may be superseded or amended.

                  27. Continuation as Passive Carrier. SpinCo is and will continue to be a passive carrier, and nothing in this Agreement or the Distribution Contract shall, nor shall be construed to, require SpinCo to operate with respect to carriage of the WTBS signal other than as a passive carrier pursuant to 17 U.S.C. ss. 111(a)(3) and as a satellite carrier pursuant to 17 U.S.C. ss. 119(a), prior to the Converted WTBS, as defined in Section 18 of the Distribution Contract.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.



                                                TW INC.,

                                                By /s/ Thomas W. McEnerney
                                                   ---------------------------
                                                   Name:  Thomas W. McEnerney
                                                   Title: Vice President

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                                                                              55

                                                LIBERTY MEDIA CORPORATION,


                                                By /s/ Robert R. Bennett
                                                   --------------------------
                                                   Name:  Robert R. Bennett
                                                   Title: Executive Vice
                                                          President


                                                SOUTHERN SATELLITE SYSTEMS,
                                                INC.


                                                By /s/ Robert R. Bennett
                                                   --------------------------
                                                   Name:  Robert R. Bennett
                                                   Title: Executive Vice
                                                          President


                                                With respect to Section 11(d),
                                                Section 11(f) and
                                                Section 11(g) only:

                                                SATELLITE SERVICES, INC.,

                                                By /s/ Stephen M. Brett
                                                   --------------------------
                                                   Name:  Stephen M. Brett
                                                   Title: Vice President



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                                                                    EXHIBIT 3 TO
                                                              THE SSSI AGREEMENT

                           ORDINARY COURSE GUIDELINES

                  Under Section 6(a)(ix) of the SSSI Agreement to which this
Exhibit 3 is attached, SpinCo is required to represent on the Closing Date that, except as set forth in the Disclosure Letter, the Business has been operated in the ordinary course consistent with past practices and the following guidelines.

                  Capitalized terms used, but not defined herein, have the meanings assigned thereto in the SSSI Agreement.

                  In operating the Business:

                  (i) SpinCo distributes WTBS only pursuant to service agreements;

                  (ii) SpinCo requires that all WTBS Distributors make all required payments to the Copyright Tribunal;

                  (iii) SpinCo requires in its service agreements that its WTBS Distributors receive the WTBS signal from no other source other than
         (A) SpinCo or (B) Holdco and its Managed Subsidiaries;

                  (iv) SpinCo requires mandatory carriage of WTBS on all the systems covered under its service agreements on all tiers of service other than the lifeline tier, subject to (A) SpinCo's ability to provide the WTBS signal and (B) customary termination provisions; and

                  (v) SpinCo enforces the Copyright Tribunal, exclusivity, carriage and tiering provisions described in (ii), (iii) and (iv) above.

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